UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/26/2008

KLA-TENCOR CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-09992

Delaware	04-2564110
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Technology Drive, Milpitas, California   95035
(Address of principal executive offices, including zip code)

(408) 875-3000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets

On June 2, 2008, KLA-Tencor Corporation ("KLA-Tencor") filed a Form 8-K reporting that it had completed its purchase of 96.03% of the outstanding shares of ICOS Vision Systems Corporation NV ("ICOS"), representing the shares of ICOS that had been submitted by shareholders in the initial acceptance period of KLA-Tencor's tender offer to purchase ICOS. This Form 8-K/A is being filed to report the results of the subsequent squeeze-out bid to acquire the ICOS securities that remained outstanding following the initial acceptance period.

On June 26, 2008, KLA-Tencor finalized its acquisition of 100% of the outstanding shares of ICOS and all 2002 warrants, which securities were acquired by KLA-Tencor by means of a squeeze-out bid in accordance with Belgian law. On June 26, 2008, KLA-Tencor also completed its acquisition of all ICOS shares underlying the 2007 options. As previously disclosed, (a) the purchase price for each share of ICOS common stock was EUR 36.50 in cash, without interest, (b) the purchase price for each 2002 warrant was EUR 32.76 in cash, without interest, and (c) the purchase price for each share underlying a 2007 option (net of the exercise price per share) was EUR 5.60 in cash, without interest. The aggregate consideration paid by KLA-Tencor for the ICOS securities (including treasury shares and net of the exercise price per share with respect to the 2002 warrants and 2007 options) was EUR 390,215,997.70.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA-TENCOR CORPORATION

Date: June 26, 2008	By:	/s/ Brian M. Martin
Brian M. Martin
Senior Vice President and General Counsel